EXHIBIT 2


                                    AGREEMENT


         This will confirm the agreement by and among the  undersigned  that the
Schedule 13D, dated May 23, 1996, with respect to the undersigned's ownership of Common Stock of Big City Bagels, Inc. is filed on behalf of each of the undersigned.



                                                        /s/ Mark Weinreb
                                                        Mark Weinreb


                                                        /s/ Jerry Rosner
                                                       Jerry Rosner


                                                       /s/ Stanley Weinreb
                                                       Stanley Weinreb


                                                       /s/ Stanley S. Raphael
                                                       Stanley S. Raphael


                                                    TRADE CONSULTANTS, INC.
                                                    PENSION PLAN


                                                By:   /s/ Stanley S. Raphael
                                                    Stanley S. Raphael, Trustee

                               Page 12 of 12 Pages

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